Exhibit 15.2

New York Office 7 Penn Plaza, Suite 830 New York, New York, 10001 T 646.442.4845

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of EZGO Technologies Ltd. on the Form S-8 (File No. 333-265287) and Form F-3 (File No. 333-263315) of our report dated February 16, 2021, with respect to our audits of the consolidated financial statements of EZGO Technologies Ltd. as of September 30, 2020 and 2019 and the related consolidated statements of operations, comprehensive income (loss), changes in equity and cash flows for each of the two years then ended, which is included in the Annual Report on Form 20- F of EZGO Technologies Ltd. for the year ended September 30, 2021. We resigned as auditors on August 16, 2021 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Form S-8 (File No. 333-265287) and Form F-3 (File No. 333-263315) Registration Statement for the periods after the date of our resignation.

/s/ Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP
New York, New York
August 5, 2022